                                                                      EXHIBIT 24
                               Power of Attorney

The Parties:

KPN Telecom B.V., a private company with limited liability, established under the laws of the Netherlands, having its registered seat at The Hague, the
Netherlands and maintaining its principal place of business at Maanplein 55,
2516 CK The Hague, the Netherlands, in this respect represented by its solely authorized managing director, Royal KPN N.V., in this respect duly represented by Mr. M.H.M. Smits, member of the Board of Management;

and

Royal KPN N.V., a public company with limited liability, established under the laws of the Netherlands,having its registered seat at The Hague, the Netherlands and maintaining its principal place of business at Maanplein 55, 2516 CK The
Hague, the Netherlands, in this respect duly represented by Mr. M.H.M. Smits, member of the Board of Management;

declare to give irrevocably power of attorney to each of:

..       Mr. C.J. Boogaerdt, Deputy Treasurer of Royal KPN N.V.; and

..       Mr. M.G. Roovers, Divisional Legal Officer, Consumer Legal Team of Royal
        KPN N.V.

..       Mr. M. Hoekstra, Divisional Legal Officer, Corporate Legal Team of Royal
        KPN N.V.

on behalf of the Parties:

to sign any amendment of, or other agreement, document and certificate to be delivered in connection with, the Stock Purchase Agreement dated as of January
28, 2005, by and between KPN Telecom B.V. and CORCYRA d.o.o, as amended by
Amendment No. 1 dated April 28, 2006 and Amendment No. 2 dated December 1, 2006, and any amendment to the Escrow Agreement dated as of January 28, 2005, by and among KPN Telecom B.V., CORCYRA d.o.o. and JPMorgan Chase Bank N.A., as amended by Amendment No. 1 dated April 28, 2006 and Amendment No. 2 dated December 1,
2006, and all other documents relating thereto, and furthermore to make any filings or do anything that the attorney deems necessary or advisable in connection with the aforementioned, all this with the power of substitution. The validity of this power of attorney expires on August 31, 2007.

Signed at The Hague on January 24, 2007

KPN Telecom B.V.                        Royal KPN N.V.
By: Royal KPN N.V., its sole Director

 By: /s/ M.H.M. SMITS               By: /s/ M.H.M. SMITS
     -----------------------            -----------------------
     M.H.M Smits                        M.H.M. Smits
     Member of Management Board         Member of Management Board